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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): MARCH 24, 2002



                                 IGO CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


                 000-27021                    94-3174623
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           (Commission File Number) (IRS EMployer Identification No.)



                       9393 GATEWAY DRIVE, RENO, NV 89511
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               (Address of principal executive offices) (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (775) 746-6140
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                                       N/A
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          (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.
         ---------------------------------

         (b) On March 24, 2002, the Company entered into a definitive agreement to be acquired by Mobility Electronics, Inc. ("Mobility") of Phoenix, Arizona. Under the agreement, the Company's stockholders would receive an aggregate of $5,100,000 in cash and 2,600,000 shares of Mobility common stock at the transaction's closing and up to an additional $1,000,000 in cash and 500,000 additional Mobility shares one year following the transaction's closing subject to certain conditions. The closing of the transaction is subject to certain material conditions, including the transaction's approval by the Company's stockholders and the effectiveness of a registration statement to be filed with the Securities and Exchange Commission, and there can be no assurance that all of the conditions will be satisfied. Upon the closing of this transaction, the Company will be merged into a wholly owned subsidiary of Mobility and the Company's separate existence will end. In connection with the execution of the definitive agreement, certain of the Company's officers, directors and significant stockholders holding approximately thirty-four percent (34%) of the Company's outstanding voting stock have agreed to vote in favor of the transaction.


Exhibits
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         2.1      Agreement and Plan of Merger dated March 24, 2002 between the
                  Registrant, Mobility Electronics, Inc. and IGOC Acquisition, Inc.

         2.2 Lock-Up and Voting Agreement dated March 24, 2002 between the Registrant, Mobility Electronics, Inc. and certain of the Registrant's Stockholders.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 28, 2002

                                              IGO CORPORATION



                                              By:   /s/ Scott Shackelton
                                                  ------------------------------
                                                  Scott Shackelton
                                                  Sr. Vice President and Chief
                                                     Financial Officer






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